Consent of Independent Registered Public Accounting Firm
The Board of Directors
First Business Financial Services, Inc.:

We consent to the use of our report dated March 9, 2012, with respect to the consolidated balance sheets of First
Business Financial Services, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, incorporated herein by reference.

/s/KPMG LLP

Chicago, Illinois
August 13, 2012